UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2025

Grayscale Ethereum Mini Trust ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42184	99-6447880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Mini Trust ETF Shares	ETH	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

CoinDesk Indices, Inc. (the “Index Provider”) announced a change to the Digital Asset Trading Platforms used to derive the Index Price (collectively, “Constituent Trading Platforms”) for Grayscale Ethereum Mini Trust ETF (the “Trust”). Effective September 21, 2025, the Index Provider added Gemini to the CoinDesk Ether Price Index (ETX) (the “Index”) due to the trading platform meeting the Index Provider’s minimum liquidity requirement, and removed Bullish from the Index due to the trading platform failing to meet the Index Provider’s minimum liquidity requirement, as part of its scheduled quarterly review. As of the date of this current report, the Constituent Trading Platforms included in the Index are Coinbase, Kraken, Crypto.com, LMAX Digital, and Gemini.

The Index Provider may change the trading venues that are used to calculate the Index Price, or otherwise change the way in which an Index Price is calculated, at any time. The Index Provider has scheduled quarterly reviews, in which it may add or remove Constituent Trading Platforms that satisfy or fail the criteria described in “Item 1. Business—Overview of the Ethereum Industry and Market—Ether Value—The Index and the Index Price” in the Trust’s Annual Report on Form 10-K for the period ended December 31, 2024, as filed with the Securities and Exchange Commission on February 27, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Ethereum Mini Trust ETF

Date:	September 24, 2025	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.